Alan Cohen
Senior Vice President, Marketing and Public Relations
Office (787) 729-8256
alan.cohen@firstbankpr.com

FIRST BANCORP ANNOUNCES PAYMENT OF PREFERRED DIVIDENDS

San Juan, Puerto Rico, August 5, 2008 — First BanCorp (NYSE:FBP) announced today that its Board of Directors has declared the next payment of dividends on First BanCorp’s Series A through E Preferred Shares.

The estimated dividend amounts per share, record dates and payment dates for the Series A through E Preferred Shares are:

Series	$Per/share	Record Date	Payment Date
A	0.1484375	August 28, 2008	September 2, 2008
B	0.17395833	August 15, 2008	September 2, 2008
C	0.1541666	August 15, 2008	September 2, 2008
D	0.15104166	August 15, 2008	September 2, 2008
E	0.14583333	August 15, 2008	September 2, 2008

Recent Developments – Paseo Caribe Construction Project

The Supreme Court of Puerto Rico, in a decision dated July 31, 2008, declared that the parcels of land on which the Paseo Caribe construction project is underway are not in the public domain. The Court declared that San Geronimo Caribe Project, Inc. is the title owner of the tracts of land and that FirstBank holds the mortgage titles as registered in the Registry of the Property.  “FirstBank sought to protect its security interest in the financing of the Paseo Caribe project and is pleased with the decision of the Supreme Court,” commented Alan Cohen, Senior Vice President, Marketing and Public Relations.

About First BanCorp

First BanCorp is the parent corporation of FirstBank Puerto Rico, a state-chartered commercial bank with operations in Puerto Rico, the Virgin Islands and Florida; of FirstBank Insurance Agency; and of Ponce General Corporation. First BanCorp, FirstBank Puerto Rico and FirstBank Florida, the thrift subsidiary of Ponce General, all operate within U.S. banking laws and regulations. The Corporation operates a total of 185 branches, stand-alone offices and in-branch service centers throughout Puerto Rico, the U.S. and British Virgin Islands, and Florida. Among the subsidiaries of FirstBank Puerto Rico are Money Express, a finance company; First Leasing and Car Rental, a car and truck rental leasing company; and FirstMortgage, a mortgage origination company. In the U.S. Virgin Islands, FirstBank operates First Insurance VI, an insurance agency, and First Express, a small loan company. First BanCorp’s common and preferred shares trade on the New York Stock Exchange under the symbols FBP, FBPPrA, FBPPrB, FBPPrC, FBPPrD and FBPPrE.

Safe Harbor

This press release may contain “forward-looking statements” concerning the Corporation’s future economic performance. The words or phrases “expect,” “anticipate,” “look forward,” “should,” “believes” and similar expressions are meant to identify “forward-looking statements” within the meaning of Section 27A of the Private Securities Litigation Reform Act of 1995, and are subject to the safe harbor created by such section. The Corporation wishes to caution readers not to place undue reliance on any such “forward-looking statements,” which speak only as of the date made, and to advise readers that various factors, including, but not limited to, the risks arising from credit and other risks of the Corporation’s lending and investment activities, including the condo conversion loans in its Miami Agency; an adverse change in the Corporation’s ability to attract new clients and retain existing ones; general economic conditions, including the interest rate scenario and the performance of the financial markets, which may affect demand for the Corporation’s products and services and the value of the Corporation’s assets, including the value of the interest rate swaps that economically hedge the interest rate risk mainly relating to brokered certificates of deposit and medium-term notes as well as other derivative instruments used for protection from interest rate fluctuations; risks arising from worsening economic conditions in Puerto Rico and in the United States market; changes in the Corporation’s expenses associated with acquisitions and dispositions; developments in technology; the impact of Doral Financial Corporation’s and R&G Financial Corporation’s financial condition on the repayment of their outstanding secured loans to the Corporation; the Corporation’s ability to issue brokered certificates of deposit and fund operations; risks associated with downgrades in the credit ratings of the Corporation’s securities; general competitive factors and industry consolidation; and risks associated with regulatory and legislative changes for financial services companies in Puerto Rico, the United States, and the U.S. and British Virgin Islands, could affect the Corporation’s financial performance and could cause the Corporation’s actual results for future periods to differ materially from those anticipated or projected. The Corporation does not undertake, and specifically disclaims any obligation, to update any “forward-looking statements” to reflect occurrences or unanticipated events or circumstances after the date of such statements.